Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, IL 60523
(888) 331-4732
NEWS RELEASE

Inland Real Estate Corporation Announces Appointment of Meredith Wise Mendes
As Independent Director

OAK BROOK, IL (August 8, 2014) - Inland Real Estate Corporation (NYSE: IRC), a leading real estate investment trust that owns and operates high quality, necessity and value-based retail centers in select markets within the Central United States, today announced the appointment of Meredith Wise Mendes as an independent director to Inland Real Estate Corporation’s Board of Directors. With the appointment of Ms. Mendes, the Board now consists of nine directors.

“We are delighted to welcome Meredith as a member of our Board of Directors,” said Thomas P. D’Arcy, Chairman of the Board. “Meredith brings extensive knowledge and experience in the areas of corporate finance, operations and commercial real estate transactions to the Board, and will provide valuable perspective as we work with management to enhance long-term shareholder value.”

Ms. Mendes is executive director and chief operating officer of Jenner & Block LLP, a national law firm with 450 attorneys and offices in Chicago, Los Angeles, New York and Washington, D.C., where she has responsibility for firm-wide administrative functions relating to finance, facilities and real estate, technology, human resources and other administrative support functions. Prior to joining Jenner & Block, Ms. Mendes served as executive vice president and worldwide chief financial officer of Daniel J. Edelman, Inc. from 1999 to 2005; held chief financial officer positions at the Hartford Computer Group, Inc. and Medline Industries, Inc. from 1994 to 1999; and worked in the corporate and public finance areas of Hopkins & Sutter and Mintz, Levin, Cohen, Ferris, Glovsky & Popeo, P.C. from 1983 to 1998. Ms. Mendes, a certified public accountant and chartered global management accountant, earned an MBA with a finance concentration from the University of Chicago Booth School of Business and a JD from Harvard Law School. She is a Magna Cum Laude graduate of Brown University where she was elected to Phi Beta Kappa.

Ms. Mendes also serves on the board of directors of C-Line Products, Inc., the University of Chicago Women’s Board, and is a trustee of The Peggy Notebaert Nature Museum. Regarding her appointment as a director of Inland Real Estate Corporation, she notes: “I am honored and delighted to have this opportunity to join the Inland Real Estate Corporation board and to work with such an exceptional team. Inland is a recognized leader in the REIT industry and I look forward to sharing my experiences and helping guide the company’s future direction and growth.”

About Inland Real Estate Corporation
Inland Real Estate Corporation is a self-advised and self-managed publicly traded real estate investment trust (REIT) focused on owning and operating open-air neighborhood, community and power shopping centers located in well-established markets primarily in the Central United States. As of June 30, 2014, the Company owned interests in 135 investment properties, including 31 owned through its unconsolidated joint ventures, with aggregate leasable space of approximately

15 million square feet. Additional information on Inland Real Estate Corporation is available at www.inlandrealestate.com. To connect with Inland Real Estate Corporation via LinkedIn, visit http://www.linkedin.com/company/inland-real-estate-corporation, or via Twitter at www.twitter.com/IRC_REIT.

Certain information in this supplemental information may constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that do not reflect historical facts and instead reflect our management's intentions, beliefs, expectations, plans or predictions of the future.  Forward-looking statements can often be identified by words such as "seek," “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Examples of forward-looking statements include, but are not limited to, statements that describe or contain information related to matters such as management's intent, belief or expectation with respect to our financial performance, investment strategy or our portfolio, our ability to address debt maturities, our cash flows, our growth prospects, the value of our assets, our joint venture commitments and the amount and timing of anticipated future cash distributions. Forward-looking statements reflect the intent, belief or expectations of our management based on their knowledge and understanding of our business and industry and their assumptions, beliefs and expectations with respect to the market for commercial real estate, the U.S. economy and other future conditions. Forward-looking statements are not guarantees of future performance, and investors should not place undue reliance on them. Actual results may differ materially from those expressed or forecasted in forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to the risks listed and described under Item 1A”Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2014, as they may be revised or supplemented by us in subsequent Reports on Form 10-Q and other filings with the SEC. Except as otherwise required by applicable law, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement in this release to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which any such statement is based.

Inland Real Estate Corporation Contact:
Dawn Benchelt, Director of Investor Relations
(630) 218-7364 or (888) 331-4732
ir@inlandrealestate.com